Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated October 23, 2025, with respect to the financial statements of BNY Mellon Floating Rate Income Fund, a series of the BNY Mellon Investment Funds IV, Inc., as of August 31, 2025, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

December 23, 2025